UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 6, 2010

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Third Amendment to Amended and Restated Credit Agreement.  On October 6, 2010, Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc. (the “Company”) and certain subsidiaries of the Company entered into the Third Amendment (the “Third Amendment”) to the Amended and Restated Credit Agreement dated as of July 16, 2010 with Beal Bank, SSB (“Beal Bank”), as collateral agent and administrative agent, and the lenders named therein, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 23, 2010 and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 16, 2010 (collectively, the “Amended and Restated Credit Agreement”).

Pursuant to the terms of the Global Settlement Agreement (the “Settlement Agreement”), dated as of September 21, 2010, with Beal Bank and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP, as previously described in the Company’s Current Report on Form 8-K filed September 24, 2010, the Third Amendment and the other settlement terms provided for in the Settlement Agreement became effective on October 6, 2010, which was the first business day following the entry of the order approving the Settlement Agreement by the United States Bankruptcy Court for the District of New Jersey.

Under the Third Amendment, which by its terms is retroactive to July 16, 2010, the initial principal amount of the interest-bearing portion of the term loans under the Amended and Restated Credit Agreement has been increased from $334.0 million to $346.5 million, and the approximately $22.4 million non-interest portion of the initial principal amount of the term loans under the Amended and Restated Credit Agreement has been eliminated in its entirety (and references to the non-interest portion of the term loans in the Amended and Restated Credit Agreement have been deleted). As a result, the total principal amount outstanding under the Amended and Restated Credit Agreement has decreased from approximately $356.4 million to $346.5 million. The principal amount of the interest-bearing portion of the term loans under the Amended and Restated Credit Agreement (including the agreed $12.5 million increase in such principal amount) continues to bear interest at the fixed annual rate of 12%. The remaining terms of the Amended and Restated Credit Agreement remain unaltered.

A copy of the Third Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Third Amendment is not complete and is qualified in its entirety by the full text of such agreement.

ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Report.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1           Third Amendment, dated as of October 6, 2010, to Amended and Restated Credit Agreement, dated as of July 16, 2010.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified.  Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Company’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 13, 2010

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Robert M. Pickus Chief Administrative Officer, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment, dated as of October 6, 2010, to Amended and Restated Credit Agreement, dated as of July 16, 2010.